Nationwide Mutual Funds
Sub-Item 77I Exhibit
Terms of New or Amended Securities
4-30-17 Semi-Annual Report

NATIONWIDE MUTUAL FUNDS
Nationwide Amundi Global High Yield Fund

Nationwide HighMark National Intermediate Tax Free Bond Fund
Nationwide Amundi Strategic Income Fund

Nationwide HighMark Short Term Bond Fund

Nationwide Amundi World Bond Fund

Nationwide HighMark Small Cap Core Fund

Nationwide Bailard Cognitive Value Fund

Nationwide High Yield Bond Fund

Nationwide Bailard Emerging Markets Equity Fund
Nationwide Inflation-Protected Securities Fund
Nationwide Bailard International Equities Fund

Nationwide International Index Fund

Nationwide Bailard Technology & Science Fund
Nationwide International Small Cap Fund

Nationwide Bond Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Bond Index Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Core Plus Bond Fund

Nationwide Investor Destinations Moderate Fund
Nationwide Emerging Markets Debt Fund
Nationwide Investor Destinations Moderately Conservative Fund

Nationwide FundNationwide Investor Destinations Conservative Fund
Nationwide Geneva Mid Cap Growth Fund

Nationwide Mid Cap Market Index Fund

Nationwide Geneva Small Cap Growth FundNationwide S&P 500 Index Fund

Nationwide Global Sustainable Equity Fund

Nationwide Small Cap Index FundNationwide Growth Fund

Nationwide U.S. Small Cap Value Fund

Nationwide HighMark Bond Fund

Nationwide Ziegler Equity Income Fund
Nationwide HighMark California Intermediate Tax Free Bond Fund

Nationwide Ziegler NYSE Arca Tech 100 Index Fund

Nationwide HighMark Large Cap Core Equity Fund

Nationwide Ziegler Wisconsin Tax Exempt Fund

At a meeting held on December 7, 2016, the Board of Trustees of
Nationwide Mutual Funds (the “Registrant”) approved the creation of Class T shares for each Fund listed above, a description of which appears in the documents incorporated by reference below:

1. The disclosure in each Fund’s Class T Prospectus and the
disclosure in each Fund’s Statement of Additional Information, incorporated by reference to Post-Effective Amendment No. 214 to the Registrant’s Registration Statement on Form N-1A, filed on March
22, 2017, effective as of March 22, 2017.

2. The Registrant’s Rule 18f-3 Plan, incorporated by reference to
Exhibit EX-28.n.1 of Post-Effective Amendment No. 216 to the
Registrant’s Registration Statement on Form N-1A, filed on May 5,
2017, effective as of May 5, 2017.

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